EXHIBIT 19.1






             The Financial Statements for the 1991 Thrift Incentive Stock
                Purchase Plan for Employees of Cullen/Frost Bankers, Inc.


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                             1991 Thrift Incentive Stock
                             Purchase Plan for Employees
                             of Cullen/Frost Bankers, Inc.
                             Financial Statements

                             Years Ended December 31, 1994 and 1993
                             with Report of Independent Auditors
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               1991 Thrift Incentive Stock Purchase Plan
               for Employees of Cullen/Frost Bankers, Inc.

                         Financial Statements


                Years Ended December 31, 1994 and 1993




                               Contents

Report of Independent Auditors..................................1


Financial Statements

Statements of Net Assets Available for Benefits.................2
Statements of Changes in Net Assets Available for Benefits......3
Notes to Financial Statements...................................4





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               Report of Independent Auditors



Compensation and Benefits Committee of
 Cullen/Frost Bankers, Inc.

We have audited the accompanying statements of net assets available for benefits of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. at December 31, 1994 and 1993, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.



April 26, 1995                         /s/ Ernst & Young LLP

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               1991 Thrift Incentive Stock Purchase Plan
              for Employees of Cullen/Frost Bankers, Inc.

            Statements of Net Assets Available for Benefits

                                                             December 31
                                                          1994       1993
                                                        ---------------------
Assets                                                  $      -    $       -

Liabilities                                                    -            -
                                                        ---------------------
Net assets available for benefits                       $      -    $       -
                                                        =====================



See accompanying notes.
                                                                    2
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          1991 Thrift Incentive Stock Purchase Plan
         for Employees of Cullen/Frost Bankers, Inc.

 Statements of Changes in Net Assets Available for Benefits


                                                         Year Ended December 31
                                                            1994        1993
                                                        ------------------------
Additions:
 Employer contributions                                  $ 571,987    $ 584,981
 Employee contributions                                     36,429       41,438
 Dividend income                                             5,712        2,242
 Interest income                                               408          123
 Loss on sale of investments                                  (181)         (31)
 (Depreciation) appreciation in fair value of
   investments                                             (68,777)      10,114
                                                        ------------------------
Total additions                                            545,578      638,867

Deductions:
 Benefit payments                                          545,578      638,867
                                                        ------------------------
Total deductions                                           545,578      638,867

Net assets available for benefits at beginning of year           -            -
                                                        ------------------------
Net assets available for benefits at end of year         $       -    $       -
                                                        ========================





See accompanying notes.



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          1991 Thrift Incentive Stock Purchase Plan
         for Employees of Cullen/Frost Bankers, Inc.

                Notes to Financial Statements

                 December 31, 1994 and 1993


1.  Significant Accounting Policies

The financial statements of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. (the Plan) are presented on the accrual basis of accounting. Participating entities include: Cullen/Frost Bankers, Inc.
(CFBI); Frost National Bank; Cullen/Frost Bank of Dallas (through April 14, 1994) and United States National Bank, all of which are referred to herein as "the Company."

The cost of a specific security sold is used to compute gains and losses on the sale of investments.

2.  Description of the Plan

The Plan, amended and restated on January 1, 1991, is a non-qualified contributory plan. In addition to the Plan, the Company maintains the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (the 401(k) Plan). The Plan covers substantially all eligible employees who have been determined to be highly compensated employees with respect to the plan year under the provisions of the 401(k) Plan regarding discretionary matching contributions, and who have been designated by the Plan's administrative committee as eligible for participation. The Plan was adopted to offer to eligible employees whose participation in the 401(k) Plan is limited an alternative means of receiving comparable benefits.

For each plan year, each active participant is eligible to contribute an amount not to exceed the difference between:

  -six percent of the participant's compensation for the respective plan year,

  -the total before and after tax contributions allocated under the 401(k) Plan, and

  -the amount by which the participant's contributions to the 401(k) Plan have been limited by IRS regulations.

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          1991 Thrift Incentive Stock Purchase Plan
         for Employees of Cullen/Frost Bankers, Inc.

          Notes to Financial Statements (continued)

                 December 31, 1994 and 1993


2.  Description of the Plan (continued)

For each plan year, the Company makes contributions equal to 100% of the participants' before- and after-tax contributions to the Plan and the 401(k) Plan, up to six percent of the participants' compensation for the respective plan year.

Participants  are immediately vested 100% in their  accounts
which   are  distributed  to  them  as  of  the   date   the
distribution is made.

With respect to each plan year, all contributions under the Plan, both from the participants and the Company, are invested in common stock of CFBI.

All assets of the Plan are distributed on an annual basis by the end of each plan year. Participants receive stock certificates for their allocated portion of CFBI common stock (in whole shares), and cash for fractional shares.

3.  Transactions With Parties-In-Interest

The Company may pay for certain or all expenses incurred in administering the provisions of the Plan. During 1994 and 1993, all such expenses were paid by the Company.

4.  Income Tax Status

The Plan is not subject to federal income taxes.


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